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                                                                    EXHIBIT 23.4
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 23, 1998, except for Note 18 as to which the date is March 15, 1998, accompanying the consolidated financial statements included in the Annual Report of Beverly Bancorporation, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of St. Paul Bancorp, Inc. on Form S-4, Amendment No. 1 (File No. 333-50133) and Joint Proxy Statement/Prospectus dated May 11, 1998, and to the use of our name as it appears under the caption "Experts."


                                              /s/ GRANT THORNTON LLP

Chicago, Illinois
May 11, 1998